SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549






                            FORM 11-K




         Annual Report Pursuant to Section 15(d) of the
         Securities Exchange Act of 1934 (Fee Required)


                  Commission File Number 0-748



           For the fiscal year ended November 30, 1996


                THE McCORMICK PROFIT SHARING PLAN

                    (Full title of the Plan)



                McCORMICK & COMPANY, INCORPORATED

  (Name of issuer of the securities held pursuant to the Plan)


                        18 Loveton Circle
                     Sparks, Maryland  21152

             (address of principal executive office)

Items 1 through 3:  Not required; see Item 4, below.

Item 4.  Financial Statements and Exhibits.

a)    i)  Report of Independent Auditors..................  1

     ii)  Statements of Financial Condition...............  2

    iii)  Statements of Changes in Plan Equity............  3

     iv)  Notes to Financial Statements...................  4

      v)  Schedule II - Allocation of Plan Equity to
          Investment Programs.............................  11

     vi)  Schedule III - Allocation of Changes in Plan
          Equity to Investment Programs...................  13

b)  Exhibits:  Independent Auditors' Consent Letter as to
               Incorporation of their Report on the Plan's
               Financial Statements.

                           SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                              THE McCORMICK PROFIT SHARING PLAN




DATE:  5/28/97                By: /s/ Karen D. Weatherholtz

                                 Karen D. Weatherholtz
                                 Vice President-Human Relations
                                 and Plan Administrator

             Audited Financial Statements and Supplemental Schedules

                        The McCormick Profit Sharing Plan

                     Years ended November 30, 1996 and 1995
                       with Report of Independent Auditors

                         The McCormick Profit Sharing Plan

             Audited Financial Statements and Supplemental Schedules


                     Years ended November 30, 1996 and 1995




                                    Contents



Report of Independent Auditors.............................................1

Audited Financial Statements

Statements of Financial Condition..........................................2
Statements of Changes in Plan Equity.......................................3
Notes to Financial Statements..............................................4
Schedule II--Allocation of Plan Equity to Investment Programs.............11
Schedule III--Allocation of Changes in Plan Equity to Investment Programs.13



Supplemental Schedules

Item 27a--Schedule of Assets Held for Investment Purposes.................16
Item 27d--Schedule of Reportable Transactions.............................17

                         Report of Independent Auditors


To the Investment Committee
McCormick & Company, Incorporated

We have audited the accompanying statements of financial condition of the McCormick Profit Sharing Plan as of November 30, 1996 and 1995, and the related statements of changes in plan equity for each of the three years in the period ended November 30, 1996. We have also audited the schedules of allocation of plan equity to investment programs as of November 30, 1996 and 1995 and allocation of changes in plan equity to investment programs for each of the three years in the period ended November 30, 1996. These financial statements and schedules are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the McCormick Profit Sharing Plan at November 30, 1996 and 1995, and the changes in plan equity for each of the three years in the period ended November 30, 1996, in conformity with generally accepted accounting principles. Furthermore, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of November 30, 1996, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


Ernst & Young LLP
Baltimore, Maryland
May 12, 1997

Page 1

                        The McCormick Profit Sharing Plan

                        Statements of Financial Condition



                                                          November 30
                                                      1996           1995
Assets
Investments:
  Securities--at market value:
   McCormick & Company, Incorporated--
    Common stock                                  $ 75,147,648   $ 77,209,267
   Unaffiliated Issuers:
    Temporary investments                                  460        558,657
    Mutual Funds                                    88,822,519     70,450,478
  Participant loans                                  2,718,336      2,882,406
Total investments                                  166,688,963    151,100,808

Receivables:
  Accrued interest and dividends                        61,220          2,141
  Employer contributions                             1,250,022      1,030,662
Total receivables                                    1,311,242      1,032,803

Cash                                                   121,999        117,522
                                                   168,122,204    152,251,133


Liabilities
Cash overdrafts                                      3,082,666              -
                                                     3,082,666              -

Plan equity                                       $165,039,538   $152,251,133



See accompanying notes.










Page 2

                       The McCormick Profit Sharing Plan

                      Statements of Changes in Plan Equity



                                              Year ended November 30
                                         1996           1995          1994
Additions

Employer contributions               $  3,148,413  $  3,209,766  $  6,259,953
Employee contributions                  9,236,115     9,757,400    10,660,749
Earnings from investments:
  Dividends:
   McCormick & Company, Incorporated    1,772,793     1,788,884     1,763,800
   Mutual funds                         9,733,786     2,216,325     2,936,437
  Interest income                         279,869       312,702       271,349
Other, net                               (165,205)      (16,049)      108,724
                                       24,005,771    17,269,028    22,001,012

Deductions

Participant withdrawals                15,724,081    29,573,769     7,896,638
Administrative expenses                   289,142       395,601       243,886
                                       16,013,223    29,969,370     8,140,524


Net realized gain on investments        2,877,954     5,239,030    19,624,604
Net unrealized appreciation
 (depreciation) of investments          1,917,903    25,351,357   (38,934,219)
Net increase (decrease)                12,788,405    17,890,045    (5,449,127)
Plan equity at beginning of year      152,251,133   134,361,088   139,810,215
Plan equity at end of year           $165,039,538  $152,251,133  $134,361,088



See accompanying notes.










Page 3

                       The McCormick Profit Sharing Plan

                         Notes to Financial Statements



1.   Significant Accounting Policies

The financial statements of The McCormick Profit Sharing Plan (the Plan) are prepared on the accrual basis of accounting. The Plan changed its name from the McCormick Profit Sharing Plan and PAYSOP to the McCormick Profit Sharing Plan in 1996.

Valuation of Securities

Investments are stated at aggregate current value. Securities traded on a national securities exchange or included on the NASDAQ National Market List are valued at the last reported sales price on the last business day of the plan year. Investments for which no sale was reported on that date are valued at the last reported bid price.

The change in the difference between current value and the cost of investments is reflected in the statement of changes in plan equity as net unrealized appreciation or depreciation of investments.

The net realized gain or loss on disposal of investments is the difference between the proceeds received and the average cost of investments sold. Expenses relating to the purchase or sale of investments are added to the cost or deducted from the proceeds.

Administrative Expenses

McCormick & Company, Incorporated (the Company) has deducted $245,986, $357,430 and $240,195 in 1996, 1995 and 1994, respectively, from the cash deposit of its contributions to the Plan to offset a portion of the administrative costs incurred on behalf of the Plan. These expenses are included in the administrative expenses in the Statement of Changes in Plan Equity. Direct expenses are paid by the Plan.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Plan management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual amounts could differ from these estimates.




Page 4

                       The McCormick Profit Sharing Plan

                   Notes to Financial Statements (continued)


2.   Description of the Plan

The following description of the Plan provides only general information. Further information about the Plan agreement, eligible employees, the vesting provisions and investment alternatives are contained in the pamphlet Profit Sharing Plus and in Registration Statement No. 33-33724 on Form S-8 filed with the Securities and Exchange Commission on March 2, 1990. Copies of these documents are available from McCormick Corporate Human Relations.

The Plan is a defined contribution plan sponsored by McCormick & Company, Incorporated which incorporates a 401(k) savings and investment option.

Participating employees can make elective pretax contributions to the Plan through regular payroll deductions. If an employee authorized elective contributions, the contributions may not be less than 1% of his or her taxable cash compensation and may be up to a maximum of 15%. The Company and participation subsidiaries will make a matching contribution at a rate of $.20 for each $1.00 of the participant's elective contributions to the Plan regardless of the participant's investment election. The matching contribution is not made on elective contributions in excess of 10% of compensation.

The Company and participating subsidiaries may also make contributions to the Plan for amounts authorized by the Board of Directors. Company contributions are allocated to each participant's account based upon the participant's compensation and length of service. A Payroll Based Stock Ownership Plan (PAYSOP) was made possible by a section of the Internal Revenue Code that allowed the Company to contribute shares of voting stock to employees. The Company has not made a PAYSOP contribution since the elimination of the PAYSOP tax credit in the Tax Reform Act of 1986. Any account balances in this fund were moved to the applicable participants' Profit Sharing Plan accounts as of November 1, 1996.

As of November 1, 1996, the Plan converted to daily valuation processing. It also established new investment funds for the participants' elective contributions. In anticipation of transferring the existing assets to the new funds, all prior investments in the Fidelity Retirement Money Market Portfolio and the Fidelity Investment Grade Bond Fund were liquidated in October 1996. The proceeds were transferred to the T. Rowe Price Prime Reserve Fund and to the Bond Fund of America, respectively. In the attached Schedule of Allocation of Changes in Plan Equity to Investment Programs (Schedule III) for the year ended November 30, 1996, the activity for the money market funds was combined and the activity of the bond funds has also been combined.



Page 5

                       The McCormick Profit Sharing Plan

                   Notes to Financial Statements (continued)


2.   Description of the Plan (continued)

As of November 30, 1996, the following investment funds were available:

   McCormick Stock Fund - This fund invests principally in the common stock of McCormick & Company, Inc., the Plan sponsor.

   Balanced Fund - The balanced fund seeks conservation of capital, current income and long-term growth of capital and income by investing in stocks, bonds, and other fixed-income securities. This fund invests principally in the American Balanced Fund.

   Small Cap Value Fund - This fund seeks long-term growth of capital through investments in small companies which have low debt, strong growth prospects and are potentially undervalued. This fund invests principally in the T. Rowe Price Small Cap Value Fund.

   International Growth Fund - This international fund seeks long-term growth of capital by investing in companies based outside the United States.
   This fund invests principally in the American Europacific Growth Fund.

   The Bond Fund - The bond fund seeks as high a level of current income as is consistent with preservation of capital. This fund invests primarily in the Bond Fund of America.

   Growth & Income Portfolio Fund - This growth and income fund seeks high total return through a combination of current income and capital appreciation. The fund invests mainly in securities of companies that pay current dividends and offer potential growth of earnings. However, the fund may buy securities that are not currently paying dividends but offer prospects for either capital appreciation or future income. Securities may be of foreign and domestic issuers. The fund diversifies investments among a variety of industries. The principal investment is in the Fidelity Growth & Income Portfolio Fund.

   Long-Term Capital Appreciation Fund - This long-term capital appreciation fund seeks capital appreciation by making a profit on invested capital over the long term. The fund invests in common stocks, and securities convertible to common stock, issued by companies operating in the U.S. and/or abroad as well as foreign companies. Investments are made in large corporations as well as smaller, less well-known companies. The fund also diversifies investments among a variety of industries and sectors within the market. This fund invests principally in the Fidelity Magellan Fund.



Page 6
                       The McCormick Profit Sharing Plan

                   Notes to Financial Statements (continued)


2.   Description of the Plan (continued)

   Money Market Fund - As a money market fund, this fund is managed to maintain a stable $1 share price (although it is not guaranteed). The value of the fund's shares is neither insured nor guaranteed by the U.S. Government. This fund invests principally in the T. Rowe Price Prime Reserve Fund.

Participants' elective contributions and the Company's Profit Sharing contributions are invested in the Plan's investment funds as directed by the participant.

In general, participant withdrawals are subject to a 10% excise tax for early withdrawals prior to the participant reaching retirement.

Participants are permitted to take loans against their contributions to the Plan. The maximum of any loan cannot exceed one-half of the participant's account balance or $50,000 less the highest outstanding unpaid loan balance during the prior 12 months, whichever is less. The Company's Investment Committee determines the interest rate for loans based on current market rates. Loan repayments, interest, plus maintenance fees are made by participants through payroll deductions over loan terms of up to five years. Longer loan terms are available for loans taken to purchase, construct, re-construct or substantially rehabilitate a primary home for the participant or the participant's immediate family.

The Company intends to continue the Plan indefinitely. The Company reserves the right to terminate the Plan, or to reduce or cease contributions at any time, if its Board of Directors determines that business, financial or other good causes make it necessary to do so, or to amend the Plan at any time and in respect provided, however, that any such action will not deprive any participant or beneficiary under the Plan of any vested right.

3.   Income Tax Status

The Internal Revenue Service has ruled that the Plan qualifies under Section 401 of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan administrator is not aware of any course of action or series of events that has occurred that might adversely affect the Plan's qualified status. Under the Plan, participants are not subject to federal income tax on Company contributions or the income of the Plan until amounts are distributed to them.



Page 7

                        The McCormick Profit Sharing Plan

                    Notes to Financial Statements (continued)



4. Investments

During 1996, 1995 and 1994, the Plan's investments (including investments bought, sold, or held throughout the year) appreciated (depreciated) in fair value by $4,795,857, $30,590,387 and $(19,309,615), respectively, as follows:

                                                         Net        Fair Value
                                                     Appreciation     at End
                                                     During Year      of Year
Year ended November 30, 1996
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                     $ 2,731,134    $ 75,147,648
  Unaffiliated issuers:
     Temporary investments                                    -             460
     Mutual funds                                     2,064,723      88,822,519
 Participant loans                                            -       2,718,336
Total                                               $ 4,795,857    $166,688,963



                                                         Net        Fair Value
                                                     Appreciation     at End
                                                     During Year      of Year

Year ended November 30, 1995
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                      $16,522,475   $ 77,209,267
  Unaffiliated issuers:
     Temporary investments                                     -        558,657
     Mutual funds                                     14,067,912     70,450,478
  Participant loans                                            -      2,882,406
 Total                                               $30,590,387   $151,100,808







Page 8

                        The McCormick Profit Sharing Plan

                    Notes to Financial Statements (continued)



4.  Investments (continued)
                                                        Net         Fair Value
                                                   (Depreciation)     at End
                                                    During Year       of Year
Year ended November 30, 1994
 Fair value as determined by quoted market prices:
  McCormick & Company, Incorporated:
   Common stock                                     $(16,057,655)  $ 70,518,267
  Unaffiliated issuers:
     Temporary investments                                     -        487,474
     Mutual funds                                     (3,251,960)    56,215,416
  Participant loans                                            -      3,077,917
 Total                                              $(19,309,615)  $130,299,074



The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                            November 30
                                                        1996           1995

McCormick & Company, Incorporated Common stock $75,147,648 $77,209,267 Fidelity Investments Mutual funds:
 Investment Grade Bond Fund                                   -      7,635,346
 Growth & Income Portfolio Fund                      35,422,622     24,779,958
 Long-Term Capital Appreciation Fund (Magellan)      36,255,279     32,057,145


5.   Transactions With Parties-in-Interest

Fees paid during the year for legal, accounting and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.






Page 9

                        The McCormick Profit Sharing Plan

                    Notes to Financial Statements (continued)



6.   Reconciliation of Form 5500 to Audited Financial Statements

The following represents a summary of the differences between the Form 5500 for the year ended November 30, 1996, and the accompanying financial statements:


                                                    Amount per
Form 5500                                          Accompanying
  Line                                Amount per    Financial
 Number      Description              Form 5500     Statements    Difference

32b(1)(A) Interest--Interest bearing
            cash                     $    21,180   $   279,869   $  (258,689)
32b(1)(F) Interest--Other loans          187,391             -       187,391
N/A       Dividends--Mutual funds              -     9,733,786    (9,733,786)
32b(4)(C) Net gain(loss) on sale of
            assets                      (193,220)    2,877,954    (3,071,174)
32b(5)    Unrealized appreciation      3,918,703     1,917,903     2,000,800
32b(10)   Registered investment
            companies                 10,875,458             -    10,875,458
                                     $14,809,512   $14,809,512   $         -


The differences result from the classification of investments, and the basis for determining cost, as required for financial statement purposes (historical cost) differing from the classification required in the Form 5500 (market value at the beginning of the Plan year).














Page 10

                        The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1996



                                                                     Growth &
                                                                      Income
                                            McCormick      Bond      Portfolio
                                  Total     Stock Fund     Fund        Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock   $ 75,147,648 $75,147,648 $        -  $         -
  Unaffiliated issuers:
   Temporary investments                460         460          -            -
   Mutual funds                  88,822,519           -  6,985,165   35,422,622
 Participant loans                2,718,336           -          -            -
Employer contributions
 receivable                       1,250,022           -          -            -
Accrued interest and dividends
 receivable                          61,220         950     36,118            -
Cash                                121,999           1    121,998            -
                                168,122,204  75,149,059  7,143,281   35,422,622

Liabilities

Cash overdrafts                   3,082,666   2,254,924          -       24,858
                                  3,082,666   2,254,924          -       24,858

Plan equity                    $165,039,538 $72,894,135 $7,143,281  $35,397,764











Page 11

                        The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1996



                                            Long-Term
                                 Money       Capital                 Small Cap
                                 Market    Appreciation  Balanced      Value
                                 Fund         Fund         Fund        Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock   $        -   $         - $        -  $        -
  Unaffiliated issuers:
   Temporary investments                -             -          -           -
   Mutual funds                 5,941,152    36,255,279  1,145,443   2,056,100
 Participant loans                      -             -          -           -
Employer contributions
 receivable                             -             -          -           -
Accrued interest and dividends
 receivable                        24,152             -          -           -
Cash                                    -             -          -           -
                                5,965,304    36,255,279  1,145,443   2,056,100

Liabilities

Cash overdrafts                   167,556       292,823        767     283,024
                                  167,556       292,823        767     283,024

Plan equity                    $5,797,748   $35,962,456 $1,144,676  $1,773,076











Page 11A

                        The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1996




                                 International
                                    Growth
                                     Fund            Loans        Unallocated

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock       $        -      $        -     $        -
  Unaffiliated issuers:
   Temporary investments                    -               -              -
   Mutual funds                     1,016,758               -              -
 Participant loans                          -       2,718,336              -
Employer contributions
 receivable                                 -               -      1,250,022
Accrued interest and dividends
 receivable                                 -               -              -
Cash                                        -               -              -
                                    1,016,758       2,718,336      1,250,022

Liabilities

Cash overdrafts                        57,068           1,646              -
                                       57,068           1,646              -
Plan equity                        $  959,690      $2,716,690     $1,250,022











Page 11B

                        The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1995



                                                                     Growth &
                                                        Investment    Income
                                            McCormick   Grade Bond   Portfolio
                                  Total     Stock Fund     Fund        Fund

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock   $ 77,209,267 $69,830,137 $        -  $         -
  Unaffiliated issuers:
   Temporary investments            558,657     464,224      7,345       37,668
   Mutual funds                  70,450,478           -  7,635,346   24,779,958
 Participant loans                2,882,406           -          -            -
Employer contributions
 receivable                       1,030,662           -          -            -
Accrued interest and dividends
 receivable                           2,141       1,641         36          151
Cash                                117,522      47,008      8,227       21,154
                                152,251,133  70,343,010  7,650,954   24,838,931

Liabilities

Administrative expenses payable           -           -          -            -
Withdrawals payable                       -           -          -            -
                                          -           -          -            -
Plan equity                    $152,251,133 $70,343,010 $7,650,954  $24,838,931











Page 12

                        The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1995



                                   Retirement      Long-Term
                                     Money          Capital
                                     Market       Appreciation
                                     Fund            Fund           PAYSOP

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock       $        -     $         -     $3,077,436
  Unaffiliated issuers:
   Temporary investments               19,921          20,689          7,078
   Mutual funds                     5,978,029      32,057,145              -
 Participant loans                          -               -              -
Employer contributions
 receivable                                 -               -              -
Accrued interest and dividends
 receivable                                41             210             27
Cash                                    7,052          34,081              -
                                    6,005,043      32,112,125      3,084,541

Liabilities

Administrative expenses payable             -               -              -
Withdrawals payable                         -               -              -
                                            -               -              -
Plan equity                        $6,005,043     $32,112,125     $3,084,541











Page 12A

                        The McCormick Profit Sharing Plan

          Schedule II--Allocation of Plan Equity to Investment Programs

                                November 30, 1995






                                   RIT Trust         Loans        Unallocated

Assets

Investments:
 Securities--at market value:
  McCormick & Company,
   Incorporated-Common stock       $4,301,694      $        -     $        -
  Unaffiliated issuers:
   Temporary investments                1,732               -              -
   Mutual funds                             -               -              -
 Participant loans                          -       2,882,406              -
Employer contributions
 receivable                                 -               -      1,030,662
Accrued interest and dividends
 receivable                                19              16              -
Cash                                        -               -              -
                                    4,303,445       2,882,422      1,030,662

Liabilities

Administrative expenses payable             -               -              -
Withdrawals payable                         -               -              -
                                            -               -              -
Plan equity                        $4,303,445      $2,882,422     $1,030,662











Page 12B

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1996


                                                                    Growth &
                                                                     Income
                                         McCormick       Bond       Portfolio
                              Total      Stock Fund      Fund         Fund

Additions

Employer contributions     $  3,148,413  $   626,296  $  112,692   $   316,593
Employee contributions        9,236,115    3,622,342     622,324     1,753,540
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,772,793    1,647,339           -             -
  Mutual funds                9,733,786            -     459,886     1,882,382
 Interest income                279,869       20,873      36,691         3,975
Other, net                     (165,205)           -           -             -
                             24,005,771    5,916,850   1,231,593     3,956,490

Interfund transfers                   -     (310,648)   (581,777)    5,184,249

Deductions

Participant withdrawals      15,724,081    6,706,553   1,022,255     3,469,107
Administrative expenses         289,142       11,102      10,109        11,148
                             16,013,223    6,717,655   1,032,364     3,480,255

Net realized gain (loss)
 on investment                2,877,954    2,027,881    (540,567)      557,692
Net unrealized appreciation
 (deprec.) of investments     1,917,903    1,634,697     415,442     4,340,657
Net increase (decrease)      12,788,405    2,551,125    (507,673)   10,558,833

Plan equity at beginning
 of year                    152,251,133   70,343,010   7,650,954    24,838,931
Plan equity at end of year $165,039,538  $72,894,135  $7,143,281   $35,397,764





Page 13

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1996


                                          Long-Term
                              Money        Capital                Small Cap
                              Market     Appreciation  Balanced     Value
                               Fund         Fund         Fund       Fund

Additions

Employer contributions      $   91,212   $   484,409  $      855  $    2,913
Employee contributions         529,965     2,678,889       5,060      16,462
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                      -             -           -           -
  Mutual funds                 290,701     7,100,817           -           -
 Interest income                25,420         5,212           -           -
Other, net                           -             -           -           -
                               937,298    10,269,327       5,915      19,375

Interfund transfers            109,089      (735,474)  1,113,501   1,716,589

Deductions

Participant withdrawals      1,251,492     2,888,564           -           -
Administrative expenses          2,190         8,602           -           -
                             1,253,682     2,897,166           -           -

Net realized gain (loss)
 on investment                       -       397,824         925           -
Net unrealized appreciation
 (deprec.) of investments            -    (3,184,180)     24,335      37,112
Net increase (decrease)       (207,295)    3,850,331   1,144,676   1,773,076

Plan equity at beginning
 of year                     6,005,043    32,112,125           -           -
Plan equity at end of year  $5,797,748   $35,962,456  $1,144,676  $1,773,076





Page 13A

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1996



                                 International
                                    Growth
                                     Fund           PAYSOP         RIT Trust

Additions

Employer contributions             $  1,321       $        -      $        -
Employee contributions                7,533                -               -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                           -           53,735          71,719
  Mutual funds                            -                -               -
 Interest income                          -               92             215
Other, net                                -                -               -
                                      8,854           53,827          71,934

Interfund transfers                 935,353       (2,652,446)     (3,609,505)

Deductions

Participant withdrawals                   -           85,831         234,516
Administrative expenses                   -                3               2
                                          -           85,834         234,518

Net realized gain (loss)
 on investment                            -           94,790         339,409
Net unrealized appreciation
 (deprec.) of investments            15,483         (494,878)       (870,765)
Net increase (decrease)             959,690       (3,084,541)     (4,303,445)

Plan equity at beginning
 of year                                  -        3,084,541       4,303,445
Plan equity at end of year         $959,690       $        -      $        -





Page 13B

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1996





                                       Loans           Unallocated

Additions

Employer contributions             $         -         $1,512,122
Employee contributions                       -                  -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                              -                  -
  Mutual funds                               -                  -
 Interest income                       187,391                  -
Other, net                            (165,205)                 -
                                        22,186          1,512,122

Interfund transfers                   (122,155)        (1,046,776)

Deductions

Participant withdrawals                 65,763                  -
Administrative expenses                      -            245,986
                                        65,763            245,986

Net realized gain (loss)                     -                  -
 on investment
Net unrealized appreciation
 (deprec.) of investments                    -                  -
Net increase (decrease)               (165,732)           219,360

Plan equity at beginning
 of year                             2,882,422          1,030,662
Plan equity at end of year          $2,716,690         $1,250,022





Page 13C

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1995


                                                                    Growth &
                                                      Investment-    Income
                                         McCormick    Grade Bond    Portfolio
                              Total      Stock Fund      Fund         Fund

Additions

Employer contributions     $  3,209,766  $   729,743  $   120,387  $   315,824
Employee contributions        9,757,400    4,066,290      683,018    1,674,667
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,788,884    1,585,651            -            -
  Mutual funds                2,216,325            -      517,040    1,213,542
 Interest income                312,702       32,301        1,434        3,192
Other receipts, net             (16,049)           -            -            -
                             17,269,028    6,413,985    1,321,879    3,207,225

Interfund transfers                   -   (1,148,539)    (380,315)   2,789,247

Deductions

Participant withdrawals      29,573,769   11,249,627    1,753,799    4,339,353
Administrative expenses         395,601        9,429        8,786        9,144
Other, net                            -            -            -            -
                             29,969,370   11,259,056    1,762,585    4,348,497

Net realized gain (loss)      5,239,030    2,798,719     (173,034)     170,095
 on investment
Net unrealized appreciation
 (deprec.) of investments    25,351,357   11,784,523      573,034    4,698,987
Net increase (decrease)      17,890,045    8,589,632     (421,021)   6,517,057

Plan equity at beginning
 of year                    134,361,088   61,753,378    8,071,975   18,321,874
Plan equity at end of year $152,251,133  $70,343,010  $ 7,650,954  $24,838,931




Page 14

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1995


                            Retirement    Long-Term
                              Money        Capital
                              Market     Appreciation
                               Fund         Fund        PAYSOP    RIT Trust

Additions

Employer contributions      $    94,408  $   531,015  $        -  $         -
Employee contributions          503,779    2,829,646           -            -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                       -            -      75,337      127,896
  Mutual funds                  377,069      108,674           -            -
 Interest income                  1,105        4,151         290          843
Other, net                            -            -           -            -
                                976,361    3,473,486      75,627      128,739

Interfund transfers           2,180,180    1,126,557     (50,648)    (351,082)

Deductions

Participant withdrawals       4,233,295    4,032,328     646,041    2,976,966
Administrative expenses           2,314        8,498           -            -
Other, net                            -            -           -            -
                              4,235,609    4,040,826     646,041    2,976,966

Net realized gain (loss)              -      238,281     396,921    1,808,048
 on investment
Net unrealized appreciation
 (deprec.) of investments             -    8,560,549     297,935     (563,671)
Net increase (decrease)      (1,079,068)   9,358,047      73,794   (1,954,932)

Plan equity at beginning
 of year                      7,084,111   22,754,078   3,010,747    6,258,377
Plan equity at end of year   $6,005,043  $32,112,125  $3,084,541   $4,303,445




Page 14A

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1995





                                       Loans           Unallocated

Additions

Employer contributions             $         -         $ 1,418,389
Employee contributions                       -                   -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                              -                   -
  Mutual funds                               -                   -
 Interest income                       269,386                   -
Other, net                             (16,049)                  -
                                       253,337           1,418,389

Interfund transfers                   (106,472)         (4,058,928)

Deductions

Participant withdrawals                342,360                   -
Administrative expenses                      -             357,430
Other, net                                   -                   -
                                       342,360             357,430

Net realized gain (loss)                     -                   -
 on investment
Net unrealized appreciation
 (deprec.) of investments                    -                   -
Net increase (decrease)               (195,495)         (2,997,969)

Plan equity at beginning
 of year                             3,077,917           4,028,631
Plan equity at end of year          $2,882,422          $1,030,662




Page 14B

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1994


                                                       Interest     Balanced
                                         McCormick      Income       Equity
                              Total      Stock Fund      Fund         Fund

Additions

Employer contributions     $  6,259,953  $   813,828  $         -  $         -
Employee contributions       10,660,749    4,835,079            -            -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated               1,763,800    1,516,309            -            -
  Mutual funds                2,936,437            -            -            -
 Interest income                271,349       47,879       12,570        7,167
Other receipts                  108,724            -            -            -
                             22,001,012    7,213,095       12,570        7,167

Interfund transfers                   -  (21,264,348) (14,053,008)  (5,467,990)

Deductions

Participant withdrawals       7,896,638    3,929,115         (453)           -
Administrative expenses         243,886        1,295      (10,547)         217
Other disbursements                   -            -            -            -
                              8,140,524    3,930,410      (11,000)         217

Net realized gain (loss)
 on investment               19,624,604   12,578,817            -            -
Net unrealized depreciation
 of investments             (38,934,219) (26,331,383)           -            -
Net (decrease) increase      (5,449,127) (31,734,229) (14,029,438)  (5,461,040)

Plan equity at beginning
 of year                    139,810,215   93,487,607   14,029,438    5,461,040
Plan equity at end of year $134,361,088  $61,753,378  $         -  $         -





Page 15

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1994

                                          Growth &    Retirement   Long-Term
                            Investment-    Income       Money       Capital
                            Grade Bond    Portfolio     Market    Appreciation
                               Fund         Fund         Fund        Fund

Additions

Employer contributions      $   161,500  $   356,072  $   64,516  $   586,275
Employee contributions          823,995    1,797,993     322,551    2,881,131
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                       -            -           -            -
  Mutual funds                  686,294      958,325     223,912    1,067,906
 Interest income                    943        1,770       1,151        2,427
Other receipts                        -            -           -            -
                              1,672,732    3,114,160     612,130    4,537,739

Interfund transfers           8,265,351   16,988,009   7,193,334   20,534,683

Deductions

Participant withdrawals         727,444    1,117,579     720,098      855,268
Administrative expenses           6,000        1,906       1,255        4,590
Other disbursements                   -            -           -            -
                                733,444    1,119,485     721,353      859,858

Net realized gain (loss)
 on investment                 (221,425)      17,871           -       (2,844)
Net unrealized depreciation
 of investments                (911,239)    (678,681)          -   (1,455,642)
Net (decrease) increase       8,071,975   18,321,874   7,084,111   22,754,078

Plan equity at beginning
 of year                              -            -           -            -
Plan equity at end of year   $8,071,975  $18,321,874  $7,084,111  $22,754,078





Page 15A

                        The McCormick Profit Sharing Plan

    Schedule III--Allocation of Changes in Plan Equity to Investment Programs

                          Year Ended November 30, 1994




                                PAYSOP    RIT Trust     Loans     Unallocated

Additions

Employer contributions      $         -  $         -  $        -  $4,277,762
Employee contributions                -            -           -           -
Earnings from investments:
 Dividends:
  McCormick & Company,
   Incorporated                  76,969      170,522           -           -
  Mutual funds                        -            -           -           -
 Interest income                    452        4,750     192,240           -
Other receipts                        -            -     108,724           -
                                 77,421      175,272     300,964   4,277,762

Interfund transfers          (1,207,000)  (6,584,533)    416,995  (4,821,493)

Deductions

Participant withdrawals          88,475      459,112           -           -
Administrative expenses               -       (1,025)          -     240,195
Other disbursements                   -            -           -           -
                                 88,475      458,087           -     240,195

Net realized gain (loss)
 on investment                  970,785    6,281,400           -           -
Net unrealized depreciation
 of investments              (1,688,534)  (7,868,740)          -           -
Net (decrease) increase      (1,935,803)  (8,454,688)    717,959    (783,926)

Plan equity at beginning
 of year                      4,946,550   14,713,065   2,359,958   4,812,557
Plan equity at end of year   $3,010,747  $ 6,258,377  $3,077,917  $4,028,631





Page 15B

                        The McCormick Profit Sharing Plan

            Item 27a--Schedule of Assets Held for Investment Purposes

                                November 30, 1996

                            Shares         Cost          Market
Description                  Held          Value         Value

Temporary investments:
 Norwest Short Term
 Investment Fund               460            $460            $460

McCormick & Company,
Incorporated:
 Common Stock            3,051,681      41,782,965      75,147,648

Mutual Fund Investments:

 Bond Fund of
 America                   502,892       6,905,260       6,985,165

 Fidelity Growth &
 Income Fund             1,131,713      27,086,940      35,422,622

 T. Rowe Price Prime
 Reserve - Money
 Market Fund             5,941,152       5,941,152       5,941,152

 Fidelity Magellan -
 Long-Term Capital
 Appreciation Fund         437,390      32,348,017      36,255,279

 American Balanced Fund     73,285       1,121,109       1,145,443

 T. Rowe Price Small
 Cap Value Fund            103,374       2,018,987       2,056,100

 American EuroPacific -
 International Fund         38,397       1,001,275       1,016,758

Participant Loans
(Average interest
 rate of 7%):                            2,718,336       2,718,336

                                      $120,924,501    $166,688,963

Page 16

                        THE McCORMICK PROFIT SHARING PLAN

                 Item 27d - Schedule of Reportable Transactions


Account Number 1277890C                                 For the period 12/01/95
                                  SCHEDULE L-1                 through 11/30/96


                           5% REPORTABLE TRANSACTIONS


                               SINGLE TRANSACTIONS              Beginning Value
                                                                   $151,220,471



A. Identity of                          F.                              I.
   Party Involved    C.        D.       Expenses    G.         H.       Net
 B. Description      Purchase  Selling  Incurred    Cost of    Current  Gain
    of Security      Price     Price    w/Trades    Security   Value    or Loss



No single reportable transactions.















Page 17

                        THE McCORMICK PROFIT SHARING PLAN

                 Item 27d - Schedule of Reportable Transactions

Account Number 1277890C                                 For the period 12/01/95
                                  SCHEDULE L-2                 through 11/30/96

                           5% REPORTABLE TRANSACTIONS

                   SERIES OF TRANSACTIONS IN THE SAME SECURITY  Beginning Value
                                                                   $151,220,471



B. Description of      C. Purchase   D. Selling   F. Expenses Incurred w/Trades
   Security               Price         Price     Purchases    Sales    Total

Norwest Short Term
Investment Fund        $22,683,318   $23,241,515
  Number of Trades/
  % of Beginning Value 414/ 15.00%   317/ 15.37%

Fidelity Magellan
Fund, Inc.             $12,516,896   $ 5,504,569
  Number of Trades/
  % of Beginning Value  35/  8.28%    23/  3.64%

Fidelity Money Mkt Tr
Retirement Money Mkt
Portfolio              $ 1,803,538   $ 7,781,567
  Number of Trades/
  % of Beginning Value  30/  1.19%    19/  5.15%

Fidelity Secs Fund
Growth & Income
Portfolio              $ 8,375,054   $ 2,597,969
  Number of Trades/
  % of Beginning Value  38/  5.54%    16/  1.72%

Bond Fund of America,
Inc.                   $ 7,509,814   $   608,566
  Number of Trades/
  % of Beginning Value   7/  4.97%    11/  0.40%

Fidelity Fixed Income Tr
Investment Grade Bond
Fund                   $   972,191   $ 8,398,494
  Number of Trades/
  % of Beginning Value  30/  0.64%    17/  5.55%



Page 18

                        THE McCORMICK PROFIT SHARING PLAN

                 Item 27d - Schedule of Reportable Transactions

Account Number 1277890C                                 For the period 12/01/95
                                  SCHEDULE L-2                 through 11/30/96

                           5% REPORTABLE TRANSACTIONS

                   SERIES OF TRANSACTIONS IN THE SAME SECURITY  Beginning Value
                                                                   $151,220,471



B. Description of              G. Cost of       H. Current       I. Net Gain
   Security                       Security         Value            or Loss

Norwest Short Term
Investment Fund                $23,241,515      $45,924,833
  Number of Trades/
  % of Beginning Value                          731/ 30.37%

Fidelity Magellan
Fund, Inc.                     $ 5,106,744      $18,021,464      $  397,825
Number of Trades/
  % of Beginning Value                           58/ 11.92%

Fidelity Money Mkt Tr
Retirement Money Mkt
Portfolio                      $ 7,781,567      $ 9,585,105
  Number of Trades/
  % of Beginning Value                           49/  6.34%

Fidelity Secs Fund
Growth & Income
Portfolio                      $ 2,040,277      $10,973,023      $  557,692
  Number of Trades/
  % of Beginning Value                           54/  7.26%

Bond Fund of America,
Inc.
Common Voting                  $   604,554      $ 8,118,380      $    4,013
  Number of Trades/
  % of Beginning Value                           18/  5.37%

Fidelity Fixed Income Tr
Investment Grade Bond
Fund                           $ 8,943,074      $ 9,370,686       $(544,579)
  Number of Trades/
  % of Beginning Value                           47/  6.20%


Page 18A

                        THE McCORMICK PROFIT SHARING PLAN

                 Item 27d - Schedule of Reportable Transactions


Account Number 1277890C                                 For the period 12/01/95
                                  SCHEDULE L-3                 through 11/30/96


                           5% REPORTABLE TRANSACTIONS


                   SERIES OF TRANSACTIONS WITH THE SAME PARTY   Beginning Value
                                                                   $151,220,471
                         INVOLVED WITH A 5% TRANSACTION



A. Identity of                          F.                              I.
   Party Involved    C.        D.       Expenses    G.         H.       Net
 B. Description      Purchase  Selling  Incurred    Cost of    Current  Gain
    of Security      Price     Price    w/Trades    Security   Value    or Loss



No reportable transactions.












Page 19









            Exhibit--Consent of Independent Auditors



We consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and subsidiaries and in the related Prospectuses (if applicable) of our report dated May 12, 1997, with respect to the financial statements and schedules of The McCormick Profit Sharing Plan for the year ended November 30, 1996 included under Item 14., Exhibits, Financial Statement Schedules, and Reports on Form 8-K in this
Form 10-K/A, No. 1.

     Form           Registration Number          Date Filed

     S-8                 33-58197                  3/23/95
     S-3                 33-66614                  7/27/93
     S-3                 33-40920                  5/29/91
     S-8                 33-33724                  3/02/90
     S-8                 33-33725                  3/02/90
     S-3                 33-32712                 12/21/89
     S-8                 33-24660                  3/16/89
     S-8                 33-24658                  9/15/88





                                    ERNST & YOUNG LLP



Baltimore, Maryland
May 27, 1997